As filed with the Securities and Exchange Commission on June 20, 2000
                                                  Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
               ---------------------------------------------------
                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
               ---------------------------------------------------
                               CELGENE CORPORATION
             (Exact name of registrant as specified in its charter)

            Delaware
(State or other jurisdiction of                        22-2711928
incorporated or organization)              (I.R.S. Employer Identification No.)

                               7 Powder Horn Drive
                            Warren, New Jersey 07059
                                 (732) 271-1001
               (Address of principal executive offices) (Zip code)
               ---------------------------------------------------
                CELGENE CORPORATION 1998 LONG-TERM INCENTIVE PLAN
               ---------------------------------------------------
       John W. Jackson                            COPIES TO:
     Celgene Corporation                      Robert A. Cantone, Esq.
     7 Powder Horn Drive                        Proskauer Rose LLP
  Warren, New Jersey 07059                         1585 Broadway
       (732) 271-1001                     New York, New York 10036-8299
(Name, address, including zip code,                (212) 969-3000
and telephone number, including area
code, of agent for service)
               ---------------------------------------------------
                         CALCULATION OF REGISTRATION FEE

Title of securities       Amount to be    Proposed maximum    Proposed maximum    Amount of
to be registered           registered      offering price    aggregate offering  registration
                                             per share             price            fee (1)


Common Stock, par
value $.01 per share     2,000,000(2)       $51.8125(3)       $103,625,000(3)      $27,357


   (1) Pursuant to General Instruction E to Form S-8, a filing fee is only being paid with respect to the registration of additional securities for the Celgene Corporation 1998 Long-Term Incentive Plan (the "Plan"). A Registration Statement on Form S-8 has previously been filed on January 4, 1999 (Registration No. 33-70083) for the existing securities under the Plan.

   (2) Represents the additional number of shares of common stock, par value $.01 per share ("Common Stock"), issuable upon exercise of options which may be granted under the Plan.

   (3) Calculated solely for purposes of this offering under Rules 457(h) and 457(c) of the Securities Act of 1933, as amended, on the basis of the high and low selling prices per share of the Common Stock as reported on the NASDAQ National Market on June 15, 2000.

                                Exploratory Note

     This Registration Statement is filed pursuant to General Instruction E to Form S-8. The aggregate number of shares of Common Stock that may be subject to awards under the Plan is increased from 4,500,000 to 6,500,000, as adjusted for a three-for-one split declared by Celgene Corporation and paid on April 14, 2000.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

      ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

     The contents of the Form S-8 Registration Statement previously filed on January 4, 1999 (Registration No. 33-70083) with the Securities and Exchange Commission (the "Commission") by Celgene Corporation, a Delaware corporation (the "Corporation" or the "Registrant"), are incorporated herein by reference. In addition, the following new documents filed with the Commission by the Corporation are incorporated herein by reference:

          (1) the Corporation's Annual Report on Form 10-K for the fiscal year ended December 31, 1999, filed with the Commission on March 30, 2000;

          (2) the Corporation's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2000, filed with the Commission on May 12, 2000;

          (3) the Corporation's Current Report on Form 8-K, filed with the Commission on February 10, 2000; and

          (4) all documents subsequently filed by the Corporation pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing such documents.

Any statement in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

      ITEM 8.  EXHIBITS.

      5.1      Opinion of Proskauer Rose LLP

      23.1     Consent of KPMG LLP

      23.2     Consent of Proskauer Rose LLP (included in Exhibit 5.1)

      24.1     Power of Attorney (see signature page)

      99.1 Celgene Corporation 1998 Long-Term Incentive Plan, as amended (incorporated by reference to Exhibit A to the Proxy Statement of the Registrant, filed May 5, 2000).

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on June 20, 2000.

                                   CELGENE CORPORATION

                                   By: /S/ JOHN W. JACKSON
                                   John W. Jackson
                                   Chairman of the Board and
                                   Chief Executive Officer

                        SIGNATURES AND POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints John W. Jackson, Sol J. Barer and Robert J. Hugin, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, to act, without the other, for him or her and in his or her name, place, and stead, in any and all capacities, to sign a Registration Statement on Form S-8 of Celgene Corporation (the "Corporation") and any or all amendments (including post-effective amendments) thereto, relating to the registration, under the Securities Act of 1933, as amended, of additional shares of Common Stock of the Corporation to be issued pursuant to the Corporation's 1998 Long-Term Incentive Plan and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

SIGNATURES                    TITLE                            DATE

/s/ John W. Jackson           Chairman of the Board and        June 20, 2000
========================      Chief Executive Officer
John W. Jackson               (Principal Executive Officer)

/s/ Sol J. Barer              President, Chief Operating       June 20, 2000
========================      Officer and Director
Sol J. Barer

/s/ Robert J. Hugin           Chief Financial Officer          June 20, 1999
========================      (Principal Accounting and
Robert J. Hugin               Financial Officer)

/s/ Jack L. Bowman            Director                         June 20, 2000
========================
Jack L. Bowman

/s/ Frank T. Cary             Director                         June 20, 2000
========================
Frank T. Cary

/s/ Arthur Hull Hayes, Jr.    Director                         June 20, 2000
========================
Arthur Hull Hayes, Jr.

/s/ Gilla Kaplan              Director                         June 20, 2000
========================
Gilla Kaplan

/s/ Richard C.E. Morgan       Director                         June 20, 2000
========================
Richard C.E. Morgan

/s/ Walter L. Robb            Director                         June 20, 2000
========================
Walter L. Robb

/s/ Lee J. Schroeder          Director                          June 20, 2000
========================
Lee J. Schroeder


                                  EXHIBIT INDEX

EXHIBIT                       DESCRIPTION OF EXHIBIT

5.1                           Opinion of Proskauer Rose LLP

23.1                          Consent of KPMG LLP

23.2                          Consent of Proskauer Rose LLP (included in
                              Exhibit 5.1)

24.1                          Power of Attorney (included in Signature Pages)

99.1 Celgene 1998 Long-Term Incentive Plan, as amended (incorporated by reference to Exhibit A to the Proxy Statement of the Registrant, filed May 5, 2000)

                                                                     EXHIBIT 5.1


                                 June 20, 2000

Celgene Corporation
7 Powder Horn Drive
Warren, New Jersey 07059

Dear Sirs:

     We are acting as counsel to Celgene Corporation, a Delaware corporation ("Celgene"), in connection with the Registration Statement on Form S-8 with exhibits thereto (the "Registration Statement") filed by Celgene under the Securities Act of 1933, as amended, and the rules and regulations thereunder, relating to 2,000,000 shares ( the "Shares") of Common Stock, par value $.01 per share, of Celgene. The Shares may be issued pursuant to Celgene's 1998 Long-Term Incentive Plan ("the Plan").

     We have participated in the preparation of the Registration Statement and have reviewed the corporate proceedings in connection with the adoption of the Plan. We have also examined and relied upon originals or copies, certified or otherwise authenticated to our satisfaction, of all such public officials and of representatives of Celgene, and have made such investigation of law, and have discussed with representatives of Celgene and such other persons such questions of fact, as we have deemed proper and necessary as a basis for this opinion.

     Based upon, and subject to, the foregoing, we are of the opinion that the Shares are duly authorized, and are or will be validly issued, fully paid and non-assessable upon issuance of Shares in accordance with the Plan and upon the exercise of the options issued pursuant to the Plan, as the case may be.

     We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement. In giving the foregoing consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                                        Very truly yours,

                                        /s/ Proskauer Rose LLP

                                                                EXHIBIT 23.1

                             CONSENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS

To the Board of Directors of Celgene Corporation:

     We consent to the use of our report incorporated herein by reference.

                                  /s/ KPMG LLP

Short Hills, New Jersey
June 20, 2000